Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in this Registration Statement of First Bancshares, Inc. on Form S-4 of our report dated March 30, 2017, relating to the consolidated financial statements in the Annual Report on Form 10-K of Sunshine Financial, Inc. as of and for the years ended December 31, 2016 and 2015, and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ HACKER, JOHNSON & SMITH PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

December 14, 2017